SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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The Pep Boys - Manny, Moe & Jack

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THE PEP BOYS - MANNY, MOE & JACK
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132
________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
________________

To our Shareholders:

     It is our pleasure to invite you to Pep Boys 2003 Annual Meeting. This year’s meeting will be held on Wednesday, May 28, 2003, at The ACE Center located at Ridge Pike & Manor Road, Lafayette Hill, Pennsylvania. The meeting will begin promptly at 9:00 a.m.

     At the meeting, shareholders will act on the following matters:

     (Item 1)      The election of the full Board of Directors for a one-year term.

     (Item 2)      The approval of the appointment of our independent auditors.

     (Item 3)      A shareholder proposal regarding our Shareholder Rights Plan, if presented by its proponent.

     The shareholders will also consider any other business that may properly come before the meeting. The attached proxy statement provides further information about the matters to be acted on at the meeting.

     All shareholders of record at the close of business on Friday, April 4, 2003 are entitled to vote at the meeting and any postponements or adjournments. Whether or not you plan to attend the meeting, please make sure that your shares are represented by signing and returning the enclosed proxy card.

Frederick A. Stampone Senior Vice President - Chief Administrative Officer & Secretary

April 25, 2003

THE PEP BOYS - MANNY, MOE & JACK
3111 West Allegheny Avenue
Philadelphia, Pennsylvania 19132
____________
PROXY STATEMENT
____________

TABLE OF CONTENTS

GENERAL INFORMATION	1
What is the purpose of the meeting?	1
Who may vote at the meeting?	1
What are the voting rights of Pep Boys’ shareholders?	1
How do I vote before the meeting?	1
Can I vote at the meeting?	1
Can I change my vote after I return my proxy card?	2
How many votes must be present to hold the meeting?	2
How many votes are needed to elect directors?	2
How many votes are needed to approve the other matters to be acted on at the meeting?	2
What are the Board of Directors’ recommendations?	2
A note about certain information contained in this Proxy Statement	3
SHARE OWNERSHIP	3
Who are Pep Boys’ largest shareholders?	3
How many shares do Pep Boys’ directors and executive officers own?	4
(ITEM 1) ELECTION OF DIRECTORS	5
What is the makeup of the Board of Directors?	5
Nominees for Election	5
Meetings and Committees of the Board of Directors	7
Can a shareholder nominate a candidate for director?	7
How are directors compensated?	8
Report of the Audit Committee of the Board of Directors	9
Independent Auditors’ Fees	9
EXECUTIVE COMPENSATION	10
Summary Compensation Table	10
Employment Agreements with the Named Executive Officers	11
Certain Relationships and Related Transactions	12
Stock Option Grants	13
Stock Option Exercises and Holdings	13
Compensation Committee Interlocks and Insider Participation	13
Performance Graph	14
Report of the Compensation Committee of the Board of Directors on Executive Compensation	15
Pension Plans	17
(ITEM 2) PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS	18
(ITEM 3) SHAREHOLDER PROPOSAL REGARDING SHAREHOLDER RIGHTS PLAN	19
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20
COST OF SOLICITATION OF PROXIES	21
PROPOSALS OF SHAREHOLDERS	21
ANNUAL REPORT ON FORM 10-K	21
APPENDIX A – AUDIT COMMITTEE CHARTER	A-1

GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at this year’s Annual Meeting. The meeting will be held on Wednesday, May 28, 2003, at The ACE Center located at Ridge Pike & Manor Road in Lafayette Hill, Pennsylvania and will begin promptly at 9:00 a.m. This proxy statement, the foregoing notice and the enclosed proxy card are being sent to shareholders on or about April 25, 2003.

What is the purpose of the meeting?

     At the meeting, shareholders will vote on:

  The election of directors
  The approval of the appointment of Pep Boys’ independent auditors
  A shareholder proposal regarding our Shareholder Rights Plan, if presented by its proponent

     In addition, management will report on Pep Boys’ performance during fiscal 2002 and will answer questions posed by shareholders.

Who may vote at the meeting?

     Common stock is the only class of stock that Pep Boys has outstanding and is referred to in this Proxy Statement as “Pep Boys Stock.” You may vote those shares of Pep Boys Stock that you owned as of the close of business on the record date, April 4, 2003. As of the record date, 53,844,848 shares were outstanding. As of the record date, 2,195,270 of the outstanding shares were held by The Pep Boys - Manny, Moe & Jack Flexitrust. This flexible employee benefits trust was established on April 29, 1994 to fund a portion of our obligations arising from various employee compensation and benefit plans. Shares held for participating employees under the Flexitrust will be voted as directed by written instructions from the participating employees.

What are the voting rights of Pep Boys’ shareholders?

     Each shareholder is entitled to vote cumulatively in the election of directors and to one vote per share on all other matters. Cumulative voting entitles each shareholder to the number of votes equal to the number of shares owned by the shareholder multiplied by the number of directors to be elected. Accordingly, a shareholder may cast all of his votes for one nominee for director or allocate his votes among all the nominees.

How do I vote before the meeting?

      If you complete and sign the enclosed proxy card and return it prior to meeting, your shares will be voted as you direct. If you sign and return a proxy card prior to the meeting that does not contain instructions, your shares will be voted:

  FOR election of the nominated slate of directors, subject to the proxies’ discretion to cumulate votes
  FOR the approval of the appointment of our independent auditors
  AGAINST the shareholder proposal regarding our Shareholder Rights Plan

Can I vote at the meeting?

      You may vote your shares at the meeting if you or your authorized proxy attends the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy by completing, signing and returning the enclosed proxy card to us prior to the meeting.

Can I change my vote after I return my proxy card?

     Yes. You may revoke your proxy at any time prior to its exercise at the meeting by delivering either a written revocation notice or another signed proxy card with a later date to our corporate Secretary. You may also change your vote by attending the meeting, requesting that your previously delivered proxy card be revoked and then voting in person.

How many votes must be present to hold the meeting?

     In order to hold the meeting, a majority of the shares of Pep Boys Stock outstanding on the April 4, 2003 record date must be present at the meeting. The presence of such a majority is called a quorum. Since 53,844,848 shares were outstanding on the record date, at least 26,922,425 shares must be present to establish a quorum.

     Your shares are counted as present at the meeting if you attend and vote in person or if you properly return a proxy card. Abstentions will be counted as present for the purpose of determining whether there is a quorum for all matters to be acted upon at the meeting.

     On routine matters, brokers who hold customer shares in "street name" but have not timely received voting instructions from such customers have discretion to vote such shares. Accordingly, the presence of such votes at the meeting will be included in determining whether there is a quorum for (Item 1) and (Item 2). A broker non-vote occurs when a brokerage firm holding a customer’s shares in street name has not received voting instructions from such customer with respect to a non-routine matter to be voted upon (for example, a shareholder proposal). Accordingly, broker non-votes will not be counted as present for the purpose of determining whether there is a quorum for (Item 3).

How many votes are needed to elect directors?

     The ten nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted for a particular director, due to proxy cards marked “withhold authority,” abstentions or otherwise, will not be counted as voted for the indicated director(s), but will be counted in determining whether there is a quorum.

How many votes are needed to approve the other matters to be acted on at the meeting?

     Each of the other matters to be acted on at the meeting must be approved by a majority of the votes cast on such matter.

What are the Board of Directors’ recommendations?

      Unless you give other directions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

     The Board recommends a vote:

  FOR election of the nominated slate of directors, subject to the proxies’ discretion to cumulate votes
  FOR the approval of the appointment of Pep Boys’ independent auditors
  AGAINST the shareholder proposal regarding our Shareholder Rights Plan

     We have not received proper notice of, and are not aware of, any other matters to be brought before the meeting. If any other matters properly come before the meeting, the proxies received will be voted in accordance with the discretion of the proxy holders named on the proxy card.

A note about certain information contained in this Proxy Statement

     Filings made by companies with the Securities and Exchange Commission (SEC) sometimes “incorporate information by reference.” This means that the company is referring you to information that has previously been filed with the SEC and that such information should be considered part of the filing you are then reading. The Audit Committee Report, the Compensation Committee Report and Performance Graph contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC.

SHARE OWNERSHIP

Who are Pep Boys’ largest shareholders?

      Based solely on a review of filings with the SEC, the following table provides information about those shareholders that beneficially own more than 5% of the outstanding shares of Pep Boys Stock.

Name	Number of Shares Owned	Percent of Outstanding Shares

Dimensional Fund Advisors Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 904011	4,031,800	7.49%

1	Based upon information disclosed in a Schedule 13G/A dated February 3, 2003. Dimensional Fund Advisers Inc. disclaims beneficial ownership of such shares.

How many shares do Pep Boys’ directors and executive officers own?

     The following table shows how many shares the directors and executive officers named in the Summary Compensation Table found on page 10 beneficially owned on April 4, 2003.

Name	Number of Shares Owned(1)	Percent of Outstanding Shares

Lester Rosenfeld(2)	1,948,273	3.62%

Mitchell G. Leibovitz(3), (4)	1,875,854	3.37%

Benjamin Strauss(5)	1,098,473	2.04%

George Babich, Jr.(4)	336,257	+

Bernard J. Korman	288,539	+

Mark L. Page	249,725	+

Frederick A. Stampone(6)	193,205	+

Don L. Casey	52,883	+

J. Richard Leaman, Jr.	26,952	+

Malcolmn D. Pryor	21,301	+

Jane Scaccetti	10,950	+

John T. Sweetwood	9,017	+

Peter A. Bassi	9,000	+

William Leonard	8,000	+

as a group (14 people)	6,128,429	10.84%

+	Represents less than 1%.
1	Includes shares for which the named person has sole voting and investment power. Also includes the following shares that can be acquired through stock option exercises through June 3, 2002: Rosenfeld – 16,539; Leibovitz – 1,760,000; Strauss – 16,200; Babich – 332,500; Korman – 29,539; Page – 247,700; Stampone – 179,000; Casey – 47,000; Leaman –24,952; Pryor –21,301; Scacetti – 8,000; Sweetwood –8,000; Bassi – 8,000; Leonard – 8,000; and as a group – 2,706,731. Also includes the following shares held in The Pep Boys Savings Plan as reflected by March 31, 2003 plan statements: Leibovitz – 15,854; Strauss – 916; Babich – 3,757; Page – 1,125; Stampone – 3,820; and Casey – 5,883.
2	These amounts include 30,300 shares owned by two trusts in which Mr. Rosenfeld and his spouse have beneficial interests. These amounts also include the following shares for which Mr. Rosenfeld may be deemed to have shared voting and investment power, but disclaims beneficial interest:
	·	50,976 shares owned by Mr. Rosenfeld’s spouse
	·	346,400 shares owned by The Emanuel Rosenfeld Foundation, a charitable foundation, of which Mr. Rosenfeld is a co-trustee
	·	317,920 shares owned by various trusts of which Mr. Rosenfeld and his spouse are co-trustees
	·	30,542 shares owned by various trusts of which Mr. Rosenfeld’s spouse is a co-trustee
3	These amounts include 27,460 shares held by Mr. Leibovitz and his spouse as tenants by the entireties and 72,540 shares held in trusts for the benefit of Mr. Leibovitz’ emancipated children for which Mr. Leibovitz’ spouse acts as trustee. Mr. Leibovitz disclaims beneficial ownership of the shares held in the trusts.
4	These amounts do not include 55,000 shares owned by a trust for the benefit of Pep Boys’ defined benefit pension plan. Messrs. Leibovitz and Babich, who are co-trustees of the trust, disclaim beneficial ownership of the shares owned by the trust.
5	These amounts include the following shares for which Mr. Strauss has sole voting and investment power:
	·	66,384 shares owned by a trust in which Mr. Strauss has a beneficial interest
	·	46,036 shares owned in custody or trust for the benefit of Mr. Strauss’ minor child
These amounts also include the following shares for which Mr. Strauss may be deemed to have shared voting and investment power, but disclaims beneficial interest:
	·	494,310 shares owned by The Strauss Foundation, a non-profit charitable foundation, of which Mr. Strauss is a co-trustee
	·	1,931 shares owned by Mr. Strauss’ spouse
6	These amounts include 38 shares owned by Mr. Stampone’s minor child.

(ITEM 1) ELECTION OF DIRECTORS

What is the makeup of the Board of Directors?

     Our Board of Directors currently has ten members. Each director stands for election every year.

Nominees for Election

     The Board of Directors proposes that the following nominees be elected. If elected, each nominee will serve a one-year term expiring at the 2004 Annual Meeting and until such director’s successor has been duly elected and qualified. Each of the nominees has consented to serve, if elected. Unless contrary instructions are given, the proxy holders named on the enclosed proxy card will vote for the election of these nominees, reserving the right to cumulate votes. If any nominee becomes unavailable to serve as a director, the proxy holders will vote for the election of any substitute nominee designated by the Board.

     The directors standing for election are:

Lester Rosenfeld	Director since 1959

      Mr. Rosenfeld, 77, is retired. He was as an executive officer of Pep Boys until 1981 and then served as a part-time consultant to Pep Boys until 1991.

Benjamin Strauss	Director since 1970

      Mr. Strauss, 66, is a director of The Strauss Foundation, a non-profit charitable organization. He was an executive officer of Pep Boys until 1992 and then served as a part-time consultant to Pep Boys until 1997.

Bernard J. Korman	Director since 1983

      Mr. Korman, 71, is Chairman of the Board of Directors of Philadelphia Health Care Trust, a private foundation. Mr. Korman is also a director of NutraMax Products, Inc., The New America High Income Fund, Inc., Omega Healthcare Investors, Inc., Omega Worldwide, Inc. and Kramont Realty Trust.

Mitchell G. Leibovitz	Director since 1985

      Mr. Leibovitz, 57, is the Chairman of the Board of Directors and Chief Executive Officer of Pep Boys. He has been an executive officer of Pep Boys since 1984.

J. Richard Leaman, Jr.	Director since 1991

      Mr. Leaman, 68, is President of JRL Consulting Company. Mr. Leaman is also Chairman of the Board of Directors of Elwyn, Inc. and a director of Church & Dwight Co., Inc. and Stonebridge Financial Corp.

Malcolmn D. Pryor	Director since 1994

      Mr. Pryor, 56, is Chairman of the Board of Directors of Pryor, Counts & Co., Inc., an investment banking firm headquartered in Philadelphia with offices in numerous cities in the United States.

Peter A. Bassi	Director since March 26, 2002

     Mr. Bassi, 53, is President of Yum! Restaurants International, a division of Yum! Brands, Inc.

Jane Scaccetti	Director since March 26, 2002

      Ms. Scaccetti, 49, a CPA, is a shareholder and principal of Drucker & Scaccetti PC, a private accounting firm. Ms. Scaccetti is also a director of Di Giorgio Corporation and Nutrition Management Services Company.

John T. Sweetwood	Director since March 26, 2002

      Mr. Sweetwood, 55, is a principal and the President of of Woods Investment, LLC, a private real estate investment firm.

William Leonard	Director since April 4, 2002

      Mr. Leonard, 55, is President and Chief Operating Officer of ARAMARK Corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR”
EACH OF THESE NOMINATED DIRECTORS

Meetings and Committees of the Board of Directors

     The Board of Directors held five meetings during fiscal 2002. During fiscal 2002, each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and all committee(s) on which such director served.

     The Board of Directors has standing Audit, Compensation and Nominating Committees.

     Messrs. Leaman (chair) and Pryor and Ms. Scaccetti are the current members of the Audit Committee. The Audit Committee reviews Pep Boys’ consolidated financial statements and makes recommendations to the full Board of Directors on matters concerning the audits of Pep Boys’ books and records. The Audit Committee met nine times during fiscal 2002.

     Messrs. Korman (chair) and Bassi are the current members of the Compensation Committee. The Compensation Committee recommends the compensation for all of Pep Boys’ officers. The Compensation Committee met three times during fiscal 2002.

     Messrs. Korman (chair), Leonard and Sweetwood are the current members of the Nominating Committee. The Nominating Committee met once during fiscal 2002.

     Currently, the Board of Directors also has a Search Committee consisting of Messrs. Korman, Bassi, Leonard, Rosenfeld and Strauss, who were appointed to conduct the search for a new Chief Executive Officer to succeed Mr. Leibovitz. In December 2002, the Board acknowledged that, after 24 years of valued and loyal service to Pep Boys, it was in the best interests of Pep Boys, its shareholders and Mr. Leibovitz to plan for Mr. Leibovitz’ retirement and to initiate the process of seeking his successor. Mr. Leibovitz will retire effective upon the appointment of his successor. Following his retirement, Mr. Leibovitz has agreed, among other things, to continue to serve Pep Boys as a director, subject to annual nomination by the Nominating Committee and election by our shareholders.

Can a shareholder nominate a candidate for director?

     The Nominating Committee will consider nominees recommended by our shareholders. Written recommendations should be sent to our principal executive offices located at 3111 West Allegheny Avenue, Philadelphia, PA 19132, Attention: Secretary. The recommendation should state the qualifications of the nominee to be considered.

     A shareholder may also nominate candidates to be considered for election as directors at an upcoming shareholders’ meeting by timely notifying us in accordance with our By-laws. To be timely, a shareholder’s notice must be received at our principal executive offices not less than 50 nor more than 75 days prior to the date of the scheduled shareholders’ meeting. If the public announcement of the holding of the shareholders’ meeting was given less than 65 days prior to the date of such meeting, then a shareholder’s notice received at our principal executive offices within ten days of the date of such public announcement will be considered timely. The shareholder’s notice must also set forth all of the following information:

  the name and address of the shareholder making the nomination a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominee the name of the proposed nominee
  the proposed nominee’s principal occupation and employment for the past 5 years a description of any other directorships held by the proposed nominee a description of all arrangements or understandings between the nominee and any other person or persons relating to the nomination of, and voting arrangements with respect to, the nominee

How are directors compensated?

     Base Compensation. Each non-management director receives an annual director’s fee of $30,000. In addition, each committee chair receives $2,500, and the other committee members receive $1,500, for each committee meeting that such director attends. A director may elect to have all or a part of his or her director’s fees deferred. Amounts deferred receive a rate of return equal to the prime interest rate or the performance of Pep Boys Stock (represented by stock units), as elected by the director, and are paid at a later date chosen by the director at the time of deferral. A director who is also an employee of Pep Boys receives no additional compensation for service as a director.

     Stock Options. The Pep Boys 1999 Stock Incentive Plan, or the 1999 Plan, provides for an automatic grant to non-management directors upon their initial election to the Board of Directors (or when initially serving as a non-management director) of:

  options to purchase 2,500 shares of Pep Boys Stock for serving on the Board options to purchase an additional 5,000 shares of Pep Boys Stock for each committee membership options to purchase an additional 2,500 shares of Pep Boys Stock for each committee chair held

Additional grants are then made to non-management directors in accordance with this formula every four years.

     The 1999 Plan and The Pep Boys 1990 Stock Incentive Plan, or the 1990 Plan, also allow for discretionary grants of additional stock options and/or restricted stock to non-management directors upon the recommendation of the Chief Executive Officer. During fiscal 2002, discretionary awards were made to each of Messrs. Bassi, Leonard and Sweetwood and Ms. Scaccetti in connection with their initial election to the Board of Directors. Together with their automatic grants under the 1999 Plan, each of the newly elected directors received options to purchase 20,000 shares of Pep Boys Stock.

     Stock options granted to non-management directors are priced at the fair market value of Pep Boys Stock on the date of grant. Twenty percent of the stock options granted are exercisable immediately and an additional 20% become exercisable on each of the next four anniversaries of the grant date. The 1999 Plan and 1990 Plan are administered, interpreted and implemented by the Compensation Committee of the Board of Directors.

     Additional Director Compensation. Mr. Strauss continued to receive certain retirement benefits during fiscal 2002 pursuant to a consulting and retirement agreement he entered into with Pep Boys in 1992. Benefits given to Mr. Strauss are in addition to the director’s fees and stock options that Mr. Strauss is entitled to as a non-management director.

Report of the Audit Committee of the Board of Directors

     The Audit Committee reviews Pep Boys’ financial statements and makes recommendations to the full Board of Directors on matters concerning the audits of Pep Boys’ books and records. Each committee member is “independent” as defined by the listing standards of the New York Stock Exchange. Messrs. Leaman (chair) and Pryor and Ms. Scaccetti are the current members of the Audit Committee. A written charter adopted by the full Board governs the activities of the Audit Committee. The charter is reviewed, and when necessary revised, annually. A copy of the current charter is attached hereto as Exhibit A.

      Management has primary responsibility for Pep Boys’ internal accounting controls and financial reporting process. Independent auditors are responsible for performing an independent audit of Pep Boys’ consolidated financial statements in accordance with auditing standards generally accepted in the U.S. and to issue a report as a result of such audit. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee serves as a focal point for communication among the Board of Directors, the independent auditors, management and Pep Boys’ internal audit function, as the respective duties of such groups, or their constituent members, relate to Pep Boys’ financial accounting and reporting and to its internal controls.

     In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent auditors. These discussions included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee also discussed with the independent auditors their independence from Pep Boys and its management, including the written disclosures submitted to the Audit Committee by the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based upon the discussions and reviews referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Pep Boys’ Annual Report on Form 10-K for the fiscal year ended February 1, 2003 to be filed with the SEC.

     This report is submitted by the Audit Committee:

      J. Richard Leaman (Chairman)         Malcolmn D. Pryor         Jane Scaccetti

Independent Auditors’ Fees

     Audit Fees. For fiscal 2002 and 2001, the aggregate professional fees for the annual audit and interim quarterly reviews performed by Pep Boys’ independent auditors were $446,030 and $265,550, respectively.

     Audit-Related Fees. For fiscal 2002 and 2001, the aggregate professional fees for assurance and related services performed by Pep Boys’ independent auditors that were reasonably related to the performance of the audit or review of our financial statements were $37,435 and $34,000, respectively. All of these fees, in both fiscal years, were for audits of Pep Boys’ employee benefits plans that are required by the terms of such plans.

     Tax Fees. For fiscal 2002 and 2001, $42,608 and $26,725, respectively, in aggregate professional fees were paid to Pep Boys’ independent auditors for advice rendered in connection with the review of various Pep Boys’ tax returns by certain taxing authorities.

     Other Fees. The fees detailed above were the only professional fees paid to Pep Boys’ independent auditors for fiscal 2002 and 2001.

     The Audit Committee annually engages Pep Boys’ independent auditors and pre-approves, for the following fiscal year, their services related to the annual audit and interim quarterly reviews of Pep Boys’ financial statements and all reasonably related assurance and services. All non-audit services are considered on an as-requested basis by Pep Boys. The Audit Committee considered the provision by the independent auditors of the non-audit services and found that they were compatible with maintaining the auditors’ independence.

EXECUTIVE COMPENSATION

     The following table shows the compensation earned, paid or accrued in each of the last three fiscal years to Pep Boys’ Chief Executive Officer and the four other executive officers that received the highest compensation in fiscal 2002. The executives named in this table are referred to in this Proxy Statement as the “named executive officers.”

Summary Compensation Table

	Annual Compensation			Long Term Compensation Awards

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)(a)

Mitchell G. Leibovitz	2002	959,532	419,250	—	4,907,550	(b)
Chief Executive Officer	2001	865,384	525,000	600,000	127,054
	2000	825,000	—	—	123,678

George Babich, Jr.	2002	480,769	193,500	300,000	6,295
President and	2001	367,884	245,000	100,000	9,044
Chief Financial Officer(c)	2000	277,808	50,000	50,000	2,501

Mark L. Page	2002	334,038	109,780	25,000	1,710
Senior Vice President -	2001	329,038	147,000	25,000	1,688
Store Operations	2000	315,962	10,000	70,000	1,140

Frederick A. Stampone	2002	302,115	96,106	—	6,028
Senior Vice President – Chief	2001	287,116	132,000	25,000	6,832
Administrative Officer & Secretary	2000	268,577	18,000	55,000	3,160

Don L. Casey	2002	278,077	91,756	—	39,230	(e)
Senior Vice President -	2001	278,077	124,000	25,000	42,666
Merchandise Supply Chain(d)	2000	135,000	10,000	50,000	42,041

(a)	All Other Compensation for fiscal 2002 includes the following dollar amounts contributed/distributed in connection with Pep Boys’ 401(k) Savings Plan and group term life insurance premiums:
Executive	401(k)	Life Insurance

Leibovitz	5,124	4,902
Babich	5,401	894
Page	--	1,710
Stampone	5,045	983
Casey	5,042	1,366
(b)	Also includes $4,897,524 in contractual obligations accrued to Mr. Leibovitz in fiscal 2002 in connection with the non-renewal of his employment agreement that are to be paid upon his upcoming retirement. See “--Employment Agreements with the Named Executive Officers” below.
(c)	Mr. Babich was appointed to his current position effective March 26, 2002. From March 2001 until March 2002 he served as Executive Vice President and Chief Financial Officer. From March 2000 until March 2001 he served as Senior Vice President – Finance and Chief Financial Officer. From September 1999 through March 2000 he served as Vice President – Finance.
(d)	Mr. Casey was appointed to his current position effective July 17, 2000. From February 1987 through May 1999, Mr. Casey served in various merchandising positions of increasing seniority.
(e)	Also includes $26,072 of debt forgiveness and $6,750 to satisfy taxes due on account of such debt forgiveness. See “--Certain Relationships and Related Transactions” below.

Employment Agreements with the Named Executive Officers

     Chief Executive Officer. Pep Boys has an employment agreement with Mr. Leibovitz retaining him through June 3, 2004. During the term of the agreement, Mr. Leibovitz is provided with:

  an annual base salary equal to or greater than the salary paid to him during the immediately preceding year benefits comparable to those available to him immediately prior to the effectiveness of the agreement a position consistent with the authority and responsibilities of the Chairman of the Board of Directors and Chief Executive Officer of a publicly traded corporation upon a change in control of Pep Boys, a lump sum equal to three times his base salary and target bonus for the fiscal year during which the change in control occurs

      Mr. Leibovitz’s employment agreement automatically renews for an additional three-year term unless notice of an intention not to renew is given at least three months prior to June 3, 2004.

      In December 2002, the Board of Directors determined that, after 24 years of valued and loyal service to Pep Boys, it was in the best interests of Pep Boys, its shareholders and Mr. Leibovitz to plan for Mr. Leibovitz’s eventual retirement and to initiate the process of seeking his successor. In connection therewith, Pep Boys notified Mr. Leibovitz of its intention not to renew his employment agreement. Accordingly, upon Mr. Leibovitz’s retirement (effective upon the appointment of his successor), Mr. Leibovitz is entitled to the benefits afforded to him under his employment agreement associated with a non-renewal thereof. Mr. Leibovitz has agreed to extend the term of the non-competition and non-solicitation provisions of his employment agreement to a total of three years following his retirement. Mr. Leibovitz has also agreed to continue to serve as a director and make himself available for consultation for at least one year following the appointment of his successor.

     President. On February 28th, 2003, Pep Boys entered into an employment agreement with Mr. Babich. The employment agreement is in addition to Mr. Babich’s change in control agreement described below. The employment agreement only becomes effective upon the earlier of Mr. Leibovitz’ retirement or the appointment of his successor. Once effective, the agreement has a two-year term. During the term of the agreement, Mr. Babich is provided with:

  an annual base salary equal to or greater than the salary paid to him during the immediately preceding year benefits comparable to those available to him immediately prior to the effectiveness of the agreement a position in which he shall report directly to the Chief Executive Officer

     Change in Control Agreements. We also have agreements with each of the named executive officers (other than the Chief Executive Officer) that become effective upon a change in control of Pep Boys. Following a change in control, these employment agreements become effective for two years and provide each executive with:

  base and incentive compensation equal to or greater than the compensation paid to him immediately prior to the change in control benefits comparable to those available to him prior to the change in control a position consistent with the authority and responsibilities held by him immediately prior to the change in control

     Additional Change in Control Benefits. We are obligated to pay any excise tax imposed by Section 4999 of the Internal Revenue Code (a parachute payment excise tax) on a change in control payment made to a named executive officer. A trust agreement has been established to better assure the named executive officers of the satisfaction of Pep Boys’ obligations under their employment agreements following a change in control.

Certain Relationships and Related Transactions

     During fiscal years 1997 and 1999, we lent Mr. Page $140,000 and $40,000, respectively. Mr. Page has executed promissory notes on account of this indebtedness. The 1997 note was satisfied in its entirety by Mr. Page prior to its maturity on December 18, 2002. The 1999 note matures on July 12, 2004 and requires interest payments to be made during its term at 5.63% per annum. As of February 1, 2003, $40,000, remained outstanding under the 1999 note.

     On July 17, 2000, we lent $75,000 to Mr. Casey. Mr. Casey executed a promissory note and mortgage on account of this indebtedness. The note bears interest at 6.49% per annum. If Mr. Casey resigns from, or is terminated for cause by, Pep Boys prior to July 17, 2003, the note must be repaid in full. The note also provides for the forgiveness of (i) $25,000 of the principal amount plus accrued interest on each of July 17, 2001, 2002 and 2003 if Mr. Casey is then employed by Pep Boys and (ii) the entire then outstanding principal amount plus accrued interest upon Mr. Casey’s death or disability or if Mr. Casey is terminated by Pep Boys without cause. As of February 1, 2003, $25,000 remained outstanding under Mr. Casey’s note.

Stock Option Grants

     The following table shows information about stock options granted to the named executive officers during fiscal 2002.

Stock Option Grants in Last Fiscal Year

		Individual Grants			Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

		% of Total Options Granted to Employees in Fiscal Year (%)(b)
Name	Number of Securities Underlying Options Granted (#)(a)		Exercise or Base Price ($/Share)	Expiration Date

					5% ($)	10% ($)

George Babich, Jr.	300,000	24.7%	16.2150	5/29/12	3,059,258	7,752,760
Mark L. Page	25,000	2.1%	16.2150	5/29/12	254,938	646,063

(a)	The stock options were granted at a price equal to the fair market value on the date of grant with 20% exercisable immediately and an additional 20% exercisable on each of the next four anniversaries of the grant date.
(b)	In fiscal 2002, options to purchase 1,213,300 shares of Pep Boys Stock were granted to 2,015 employees, including store and service department managers and their supervisors.

Stock Option Exercises and Holdings

     The following table shows information about stock options exercised during fiscal 2001 by the named executive officers and the number and value of stock options held by the named executive officers on February 1, 2003.

Aggregated Stock Option Exercises in Last Fiscal Year and Fiscal Year-End Stock Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(a)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Mitchell G. Leibovitz	—	—	1,640,000	460,000	962,400	1,443,600
George Babich, Jr.	—	—	230,500	322,000	284,261	323,174
Mark L. Page	52,000	267,335	265,700	68,000	0	175,754
Frederick A. Stampone	—	—	163,000	42,000	176,160	150,856
Don L. Casey	—	—	35,000	40,000	172,400	148,350

(a)	Based on the New York Stock Exchange composite closing price as published in the Wall Street Journal for the last business day of fiscal 2002 ($10.41).

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee is or has been our employee or has any other relationships of a nature required to be disclosed in this Proxy Statement.

Performance Graph

     The following graph compares the cumulative total return on shares of Pep Boys Stock over the past five fiscal years with the cumulative total return on shares of companies in (1) the Standard & Poor’s SmallCap 600 Index and (2) an industry peer group including the following retail companies currently in the 600 Index: Aaron Rents, Cost Plus, Footstar, Group 1 Automotive, Hancock Fabrics, Jo-Ann Stores, Linens ‘n Things, O’Reilly Automotive, Regis Corp, TBC Corp and Zale Corp. The comparison assumes that $100 was invested in January 1998 in Pep Boys Stock and in each of the peer group indices and assumes reinvestment of dividends.

Comparison of Five-Year Cumulative Total Return Among Pep Boys,
the S&P 600 SmallCap Index and the S&P 600 Specialty Stores Group

Report of the Compensation Committee of the Board of Directors on Executive Compensation

     The Compensation Committee is comprised of two non-management directors. The Compensation Committee reviews and recommends to the Board of Directors compensation for the Chief Executive Officer and the other executive officers. Individual performance is evaluated based on the specific responsibilities of the executive and the value of the services provided, the executive’s management skills and experience and the individual’s contribution to the overall performance and profitability of Pep Boys. Presently, executive compensation consists of base salary, bonuses under The Pep Boys Incentive Bonus Plan, or Bonus Plan, and stock options under The Pep Boys Stock Incentive Plans. The combination of base salary, bonuses and stock option grants reflects the short-term and long-term compensation goals of Pep Boys and aligns executive compensation with the interests of Pep Boys’ shareholders. Pep Boys believes that overall compensation should be significantly related to Pep Boys’ performance in terms of earnings and Pep Boys Stock price appreciation.

     Base Salary. Base salaries are reviewed annually to properly reflect the experience, performance and scope of responsibility of the executives and to ensure that the salaries are at levels that are appropriate to attract and retain high quality individuals. The increases in the base salaries of the named executive officers to their fiscal 2002 levels were based on subjective determinations taking into account these criteria.

     Bonuses. The Compensation Committee is empowered to effectuate, administer and interpret the Bonus Plan. Such power includes the authority to amend, extend or terminate the Bonus Plan including the ability to change award periods and determine the timing of bonus payments. The Compensation Committee establishes the bonus targets, performance goals and any other measures necessary to meet the objectives of the Bonus Plan.

     In order to determine the bonuses to be granted under the Bonus Plan for the upcoming fiscal year, the Compensation Committee annually selects the categories to be used to measure Pep Boys’ performance, sets target performance levels for each chosen category and establishes the relative weight to be given to each chosen category.

     Under the Bonus Plan, the Compensation Committee has five categories of business criteria to select from as measures of Pep Boys’ performance:

  earnings before interest and taxes (EBIT)
  net sales
  cash flow
  return on capital
  customer satisfaction

     For fiscal 2002, the Compensation Committee selected EBIT, net sales and cash flows.

     The Chief Executive Officer’s and the President’s bonuses are based solely upon Pep Boys’ performance. The other executive officers’ bonuses are based both upon Pep Boys’ performance and the executive’s individual performance. Pep Boys’ performance is measured by comparing the Company’s actual performance to the performance targets established by the Compensation Committee for the applicable fiscal year. Individual performance is measured by evaluating an executive’s performance against previously established goals for the executive and his areas of responsibility for the applicable fiscal year. The Compensation Committee recommended, and the full Board of Directors approved, bonus payments to each of the named executive officers for fiscal 2002.

     Stock Options. Pep Boys believes that compensation through stock options directly aligns the interests of management with that of its shareholders -- long-term growth in the price of Pep Boys Stock. When deciding to grant stock options, the Compensation Committee considers both the performance of the executive and the time elapsed since the last grant to the executive. The 1999 Plan allows for the grant of non-qualified and incentive stock options at exercise prices equal to the fair market value of Pep Boys Stock on the date of grant. Non-qualified stock options also remain available for grant to the executive officers under the 1990 Plan. Stock options granted to the executive officers generally expire ten years from the date of grant and become exercisable in 20% installments over four years beginning on the date of grant. In fiscal 2002, Messrs. Babich and Page were granted stock options to reflect their individual performances during fiscal 2001. The Compensation Committee recommended, and the full Board of Directors approved, such stock option grants.

     Tax Matters. Generally, annual compensation payable to executive officers must not exceed $1 million in the aggregate during any year to be fully deductible under Section 162(m) of the Internal Revenue Code. The Pep Boys Stock Incentive Plans are structured with the intention that grants thereunder qualify as "performance based" compensation that is not subject to the $1 million deductibility limit under Section 162(m). However, in order to effectively compete for the acquisition and retention of top executive talent, Pep Boys believes that it must have the flexibility to pay salary and bonus compensation that may not be fully deductible under Section 162(m). Accordingly, the Compensation Committee retains the authority to authorize payments that may not be deductible under Section 162(m) if it believes that such payments are in the best interests of Pep Boys and its shareholders. All compensation earned by the named executive officers, other than the Chief Executive Officer, for fiscal 2002 was fully deductible.

     This report is submitted by the Compensation Committee:

Bernard J. Korman (Chairman) Peter A. Bassi

Pension Plans

     Qualified Defined Benefit Pension Plan. We have a qualified defined benefit pension plan for all employees hired prior to February 2, 1992. Future benefit accruals on behalf of all participants were frozen under this plan as of December 31, 1996. Benefits payable under this plan are calculated based on the participant’s compensation (base salary plus accrued bonus) over the last five years of the participant’s employment by Pep Boys and the number of years of participation in the plan. Benefits payable under this plan are not subject to deduction for Social Security or other offset amounts. The maximum annual benefit for any employee under this plan is $20,000.

     The following table shows the benefits available, at normal retirement age, accrued to the named executive officers eligible to participate under the qualified defined benefit pension plan.

Name	Annualized Benefit($)

Mitchell G. Leibovitz.	20,000
Mark L. Page	19,162
Frederick A. Stampone	20,000
Don E. Casey	10,104

     Executive Supplemental Pension Plan. We also have an executive supplemental pension plan that provides retirement and death benefits. This unfunded deferred compensation plan is for key employees designated by the Board of Directors. All current executive officers participate in this plan. In March 2002, the Board approved certain amendments to this plan that will be applied prospectively to those participants not currently receiving benefits. As amended, the plan provides the benefits described below. Benefits paid to a participant under the qualified defined pension plan will be deducted from the benefits otherwise payable under the executive supplemental pension plan. Except as described in the immediately preceding sentence, benefits under the executive supplemental pension plan are not subject to deduction for Social Security or other offset amounts. Generally, an executive’s interest in this plan vests after five years of participation.

     Normal retirement benefits are based upon the average compensation (base salary plus accrued bonus) of an executive during the five years that yield the highest benefit, except in the case of the Chief Executive Officer, which is based on three years. The annual death benefit is equal to 50% of the participant’s base salary on the date of his death, payable until the later of 15 years immediately following the date of death or the participant’s normal retirement date. This plan also provides for a lump sum distribution of the present value of a participant’s accrued benefits following termination of employment in connection with a change in control of Pep Boys. A trust agreement has been established to better assure the executive officers of the satisfaction of Pep Boys’ obligations under this plan following a change in control.

     Aggregate Benefit Under Both Plans. The following chart shows, based on the highest average compensation for the appropriate time period, the approximate aggregate annual benefit under both plans, commencing at the employee’s normal retirement date (age 65 under the executive supplemental pension plan) and generally payable:

  for unmarried participants, at 100% (of the amounts specified below) for the longer of ten years or life for married participants, at 100% during the participant’s life and at 50% during the participant’s surviving spouse’s life

      The maximum years of service for which a participant will receive credit under the pension plans is 25, except in the case of the Chief Executive Officer who will receive credit for up to 30 years of service.

Pension Plan Table

	Estimated Annual Retirement Income ($) Years of Service

Average Included Compensation	5	10	15	20	25	30

400,000	40,000	80,000	120,000	160,000	200,000	240,000
600,000	60,000	120,000	180,000	240,000	300,000	360,000
800,000	80,000	160,000	240,000	320,000	400,000	480,000
1,000,000	100,000	200,000	300,000	400,000	500,000	600,000
1,200,000	120,000	240,000	360,000	480,000	600,000	720,000
1,400,000	140,000	280,000	420,000	560,000	700,000	840,000
1,600,000	160,000	320,000	480,000	640,000	800,000	960,000
1,800,000	180,000	360,000	540,000	720,000	900,000	1,080,000

The credited years of service under the pension plans for the named executive officers are:

Mitchell G. Leibovitz.	30
George Babich, Jr.	6
Mark L. Page	26
Frederick A. Stampone	20
Don E. Casey	2

(ITEM 2) PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche LLP to serve as our independent auditors with respect to the consolidated financial statements of Pep Boys and its subsidiaries for fiscal 2003. Deloitte & Touche LLP served as our independent auditors for fiscal 2002.

     A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.

     If the shareholders do not ratify the appointment of Deloitte & Touche LLP, other independent auditors recommended by the Audit Committee will be considered by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR"
THE APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

(ITEM 3) SHAREHOLDER PROPOSAL REGARDING OUR SHAREHOLDER RIGHTS PLAN

     John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278 has notified us that he intends to introduce the following resolution at the meeting:

“Allow Shareholder Vote regarding Poison Pills
This topic won an average of 60%-yes vote at 50 companies in 2002

Shareholders recommend that our Board of directors not adopt, maintain or extend any poison pill unless such adoption, maintenance or extension is submitted to a shareholder vote.

This topic won an average 60%-yes vote at 50 companies in 2002 according to the Investor Responsibility Research Center tabulation on Average Voting Results, December 2002.

In spite of the strong shareholder support for this topic, similar to the 60% above, our company opposed even allowing a shareholder vote on this topic in 2002.

     Harvard Report
A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company had a poison pill) was significantly related to company value. This study, conducted with the University of Pennsylvania’s Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance between 1990 to 1999. The report is titled, “Corporate Governance and Equity Prices,” July 2001, Paul A. Gompers, Harvard Business School.

Some believe that a company with good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company. Source: “Putting a Value on Governance,” Directors & Boards, Spring 1997.

Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

I believe our company’s poison pill is one sign that our company is not sufficiently concerned about shareholder rights. This is particularly important after the Enron bankruptcy and the resulting loss of investor confidence in general.

Other signs at our company include:
1) Our directors renewed the poison pill in 1997 without a shareholder vote.
2) Our company practice only allows 62% of our directors to be independent.
3) Our directors can have a second source of income stream from our company as consultants.
4) A former employee, who repeatedly earned lucrative pay, can serve on our board.

     Council of Institutional Investors Recommendation
The Council of Institutional Investors www.cii.org, an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. The Council of Institutional Investors position is specified in the Council of Institutional Investors’ “Corporate Governance Policies,” under Core Policies, Shareholder Voting Rights, item 5.b. with the key word “poison pills.” In recent years, companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/HCA, McDermott International and Airborne Inc. I believe that our company should follow suit and allow shareholder input.”

PEP BOYS’ STATEMENT IN OPPOSITION TO THE FOREGOING SHAREHOLDER PROPOSAL

     The Board of Directors originally adopted our Shareholder Rights Plan in December 1987 and renewed and updated it in December 1997 to protect and maximize the value of every shareholder’s investment in Pep Boys. Our Shareholder Rights Plan is designed to strengthen the Board’s ability, in the exercise of its fiduciary duties, to protect our shareholders against abusive takeover tactics and to ensure that each shareholder is treated fairly in any transaction involving a change in control of Pep Boys.

      The Shareholder Rights Plan does not prevent potential purchasers from making offers that would be in the best interest of our shareholders, nor is it a deterrent to a shareholder’s initiation of a proxy contest. Instead, it encourages any potential purchaser to negotiate directly with the Board of Directors, who are in the best position to evaluate the adequacy and fairness of a proposed offer on behalf of all shareholders.

      The proponent suggests that good corporate governance is related to company value. Pep Boys couldn’t agree more. However, we believe that maintaining our Shareholder Rights Plan is an example of good corporate governance that is designed to maximize shareholder value. In fact, a 1997 study by Georgeson & Company, a nationally recognized proxy solicitation and investors relations firm, found that the premiums paid to acquire companies with shareholders rights plans averaged eight percentage points higher than premiums for companies without such plans. Pep Boys is not alone in its belief. Over 2000 companies, including more than half of the companies in the S&P 500 Index, have adopted some form of shareholder rights plan.

      The proponent also suggests that Pep Boys is not sufficiently concerned about shareholder rights. Again, we believe that the proponent is misinformed. Pep Boys is proud of our long-standing commitment to our shareholders’ best interests and corporate governance, as demonstrated, among other examples, by the fact that:

  all of our directors, except the Chairman of the Board, are independent all committees of the Board of Directors consist solely of independent directors no director receives any compensation other than normal director fees all directors are subject to re-election annually

      Similarly, when the proponent states that we opposed allowing him to include a proposal in our 2002 Proxy Statement, he fails to mention that his proposal was properly excluded for failure to comply with the SEC’s regulations regarding the submission of shareholder proposals.

      For the foregoing reasons, the Board of Directors believes that the Shareholder Rights Plan is one of several initiatives that it has adopted to ensure that the best interests of all shareholders are protected and that our Shareholder Rights Plan should be retained.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“AGAINST”
THE FOREGOING SHAREHOLDER PROPOSAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% Holders to file initial reports of ownership and reports of changes in ownership of Pep Boys Stock. Based solely upon a review of copies of such reports, we believe that during fiscal 2002, our directors, executive officers and 10% Holders complied with all applicable Section 16(a) filing requirements.

COST OF SOLICITATION OF PROXIES

     The expense of the solicitation of the proxies, including the cost of preparing and distributing material, handling and tabulation of proxies received and charges of brokerage houses and other institutions in forwarding such documents to beneficial owners, will be paid by us. In addition to the mailing of the proxy materials, solicitations may be made in person or by telephone by our directors, officers or employees or independent parties engaged to solicit proxies.

PROPOSALS OF SHAREHOLDERS

     All proposals which any shareholder wishes to present at the next annual meeting and to have included in the Board of Directors’ proxy materials relating to that meeting must be received no later than December 26, 2003 Such proposals should be sent to:

Pep Boys
3111 West Allegheny Avenue
Philadelphia, PA 19132
Attention: Secretary

     Our by-laws provide an alternative procedure for submitting shareholder proposals. While a shareholder proposal submitted in accordance with the following procedures may be presented at a meeting, such proposal is required to be included in any Board of Directors’ proxy materials relating to that meeting. In order to present item of business at a shareholders’ meeting, a shareholder’s notice must be received by us not less than 50 nor than 75 days prior to the date of the scheduled shareholders’ meeting. If the public announcement of the holding the shareholders’ meeting was given less than 65 days prior to the date of such meeting, then a shareholder’s notice received by us within ten days of the date of such public announcement will be considered timely. The shareholder’s notice should be sent to:

Pep Boys
3111 West Allegheny Avenue
Philadelphia, PA 19132
Attention: Secretary

The shareholder’s notice shall set forth all of the following information:

  the name and address of the shareholder
  a representation that the shareholder intends to appear in person or by proxy at the meeting a general description of each item of business proposed to be brought before the meeting

The presiding officer of the meeting may refuse to consider any business attempted to be brought before any shareholder meeting that does not comply with these procedures.

ANNUAL REPORT ON FORM 10-K

     WE WILL PROVIDE, FREE OF CHARGE, UPON THE WRITTEN REQUEST OF ANY PERSON SOLICITED BY THE PROXY STATEMENT, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO:

Pep Boys
3111 West Allegheny Avenue
Philadelphia, PA 19132
Attention: Secretary

APPENDIX A

THE PEP BOYS – MANNY, MOE & JACK
AUDIT COMMITTEE CHARTER

     The Board of Directors of The Pep Boys – Manny, Moe & Jack (“Company”) has adopted this updated Charter for its Audit Committee (“Committee”) effective for its fiscal year commencing February 2, 2003.

I.      COMPOSITION

     The Committee shall be comprised of at least three (3) non-management directors designated by the Board of Directors, each of whom shall be generally knowledgeable in financial and auditing matters, as determined by the Board of Directors, and shall otherwise comply with the independence requirements of the New York Stock Exchange, Inc. In addition, at least one member of the Committee must be a “financial expert” (as defined by the Securities and Exchange Commission), as determined by the Board of Directors. One member shall be appointed Committee Chairman by the Board of Directors. The Committee and its Chairman immediately prior to the adoption of this Charter shall continue to serve in those capacities until the Board of Directors determines otherwise.

II.      AUTHORITY

     The Committee is authorized to carry out the responsibilities set forth in this Charter and any other assignments requested by the Board of Directors. The Committee shall have full access to the Company’s books, records, facilities and personnel (including, without limitation, direct access to the Company’s internal auditor) to carry out its responsibilities and is authorized to retain and pay, with Company funds, persons or entities having special competence, such as financial experts and attorneys, to assist the Committee in fulfilling its responsibilities. In addition, the Committee shall have access to the Company’s outside counsel for advice and information.

III.       PURPOSE

     The Committee shall assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company, and the sufficiency of auditing relating thereto. The Committee is to serve as a focal point for communication among the Board of Directors, the Company’s independent auditors and management, as the respective duties of such groups, or their constituent members, relate to the Company’s financial accounting and reporting and to its internal controls.

     The Committee is not intended to be part of the Company’s operational or managerial decision making process. The Company’s management, and not the Committee or the independent auditors, is responsible for producing the Company’s financial statements and reports and for instituting and maintaining internal controls. The independent auditors are responsible for attesting to the fair presentation of the financial statements in accordance with generally accepted accounting principles and for becoming familiar with and commenting upon the adequacy of the Company’s internal controls.

IV.      MEETINGS

     4.1    Number. The Committee is to meet at least four times per year, and as many other times as the Board of Directors, the Committee or the Committee Chairman deems necessary. The Committee may meet or otherwise take action in the same manner or manners as may the Board of Directors.

     4.2     Attendance. The Committee or the Chairman of the Committee may request that member(s) of management and representatives of the independent auditors be present at meetings of the Committee as well as outside experts or counsel, if appropriate.

     4.3      Minutes. Minutes of each Committee Meeting are to be prepared and sent to Committee members.

V.     SPECIFIC DUTIES

     The Audit Committee is to perform the following duties:

     5.1      Communication. Inform the independent auditors and management that they may communicate with the Committee, directly or through its Chairman, at any time with respect to any matters which he or she reasonably believes are related to the Committee’s responsibilities.

     5.2      Internal Controls. Review with management, the internal auditor and the independent auditors the Company’s policies and procedures to seek assurance as to the adequacy of internal controls. The Committee shall adopt procedures for the receipt, retention and treatment of confidential submissions by the Company’s employees regarding questionable accounting and auditing matters. The Chief Executive Officer and Chief Financial Officer shall provide the Committee with information regarding any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data.

     5.3      Annual Audit Process.

             (a) Appointment of Independent Auditors. The Committee shall be responsible for appointing the independent auditors, subject to the shareholders’ ratification. In this regard, the Committee shall annually determine whether to retain or replace the then current independent auditors. The Committee shall be responsible for determining and paying, out of a fund established by the Company, the compensation for the independent auditors. The Committee shall assess the independence of the independent auditors and obtain from the independent auditors, on a periodic basis, a formal written statement delineating all relationships between the independent auditors and the Company. In addition, the Committee must pre-approve any non-audit services to be provided by the independent auditors, including the compensation therefore, in relation to the objectivity needed in the independent audit. The independent auditors shall be accountable and report directly to the Committee. The Committee shall resolve any disagreements between the independent auditors and management. To ensure the independence of the independent auditors, the Committee shall establish policies for the Company’s hiring of employees or former employees of the independent auditors.

             (b) Scope of Audit. Discuss with management and the independent auditors and approve, prior to the commencement of the audit, the scope and general extent of the independent auditors’ audit examination, including review of their engagement letter and the costs and fees for the audit. The Committee should be provided by the independent auditors with an explanation of the factors considered by the auditors in determining the audit scope, including, among other things, the quality of the internal control structure.

             (c) Post-Audit Review. Subsequent to the completion of the audit for the last fiscal year, the Committee should conduct a post-audit review which shall include a review of the independent auditors’ report to the Committee, and management’s response thereto (including private meetings with the independent auditors as appropriate); and a review with management and the independent auditors of any matters relating to the audit and the financial statements for the fiscal year that may be of interest to the Committee in fulfilling its obligation to oversee the financial reporting process for which management is responsible.

     5.4      Financial Reporting.

              (a)  Annual Report.

                    (i) Upon or near completion of the annual audit, review with management and the independent auditors, the proposed audited financial results for the fiscal year, prior to their release to the public. This review should encompass, among other things, the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or

A- 2

not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

                     (ii) The completed financial statements of the Company, including notes to the financial statements and management’s discussion and analysis, will be circulated to the members of the Audit Committee as part of the Company’s annual report on Form 10-K, in advance of filing the Form 10-K with the SEC, to enable members of the Audit Committee to discuss with management and the independent auditors any questions arising in connection with their review of those financial statements.

               (b) Quarterly Reports. Review with management and the independent auditors, the proposed unaudited financial results for the applicable fiscal quarter, prior to their release to the public. The results of such reviews shall be reported and reviewed at each quarterly meeting of the Board of Directors. Management is expected to inform the Committee in advance of any proposed significant changes in accounting or financial reporting practices or of any other unusual events that could have a significant impact on the Company’s quarterly financial statements.

              (c) Proxy Statement. In accordance with the regulations promulgated by the SEC, prepare and submit to management any reports required to be included in the Company’s Proxy Statement for the applicable fiscal year.

               (d) Earnings Releases and Guidance. Discuss with management earnings releases and financial information and guidance to be provided to analysts and rating agencies prior to their disclosure.

5.5               Risk Assessment and Risk Management. Discuss with management the Company’s risk exposures and its guidelines and policies for managing and reporting such exposures. The Committee should be regularly informed of, and shall monitor, the Company’s major financial risk exposures.

5.6               Annual Review. The Committee shall annually review its performance. Together with the full Board of Directors, the Committee shall annually review and update its charter.

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ANNUAL MEETING OF SHAREHOLDERS OF

THE PEP BOYS - MANNY, MOE & JACK

May 28, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
The Board of Directors recommends a vote FOR all of the nominees.					The Board of Directors recommends a vote FOR Item 2.
1. Election of Directors:						FOR AGAINST ABSTAIN
		NOMINEES:	(ONLY mark circles to withhold authority, See Instructions below)	2.	To approve the appointment of Deloitte & Touche LLP as the Company’s independent auditors.	|_| |_| |_|
|_| |_| |_|	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	O Lester Rosenfeld O Benjamin Strauss O Bernard J. Korman O Mitchell G. Leibovitz O J. Richard Leaman, Jr. O Malcolmn D. Pryor O Peter A. Bassi O Jane Scaccetti O John T. Sweetwood O William Leonard			The Board of Directors recommends a vote AGAINST Item 3.
				3.	Shareholder Proposal regarding our Shareholder Rights Plan.	|_| |_| |_|

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that        |_|
changes to the registered name(s) on the account may not be submitted via this method.

   Signature of Shareholder ______________________________ Date: _________ Signature of Shareholder ______________________________ Date: _________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THE PEP BOYS –– MANNY, MOE & JACK

Annual Meeting of Shareholders – To Be Held MAY 28, 2003
THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) George Babich, Jr., Frederick A. Stampone, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the The Pep Boys–Manny, Moe & Jack that the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL NUMBER 2, AGAINST PROPOSAL NUMBER 3, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(Continued and to be signed on the reverse side)